                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                         SCIENTIFIC GAMES HOLDINGS CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
(2) Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and how it was determined):

--------------------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
(5) Total fee paid:

--------------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
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(2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------

(3) Filing party:
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(4) Date Filed:
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



                         [SCIENTIFIC GAMES, INC. LOGO]



To our Stockholders:

     On behalf of the Board of Directors, it is our pleasure to invite you to attend the 1998 Annual Meeting of Stockholders of Scientific Games Holdings Corp. (the "Company").

     As shown in the formal notice enclosed, the meeting will be held at the Holiday Inn, 1075 Holcomb Bridge Road, Roswell, Georgia 30076 on Friday, May 22, 1998, at 9:00 a.m., E.D.S.T.

     The subjects proposed for action at the meeting are: (1) the election of two Class II Directors; (2) approval of the Scientific Games Holdings Corp. 1998 Employee Stock Purchase Plan; (3) ratification of the selection of the Company's auditors; and (4) the conducting of such other business as may properly come before the meeting.

     To help us plan for the meeting, please mark the appropriate box on your proxy card telling us if you will be attending in person.

     It is important that your shares be represented at the meeting in order that the presence of a quorum may be assured. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.


                                       Sincerely yours,



                                       William G. Malloy
                                       Chairman of the Board,
                                       Chief Executive Officer
                                        and President

                         SCIENTIFIC GAMES HOLDINGS CORP.

                        NOTICE OF MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 22, 1998

To the Stockholders of
Scientific Games Holdings Corp.

     NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders (the "Meeting") of Scientific Games Holdings Corp., a Delaware corporation (the "Company"), will be held on Friday, May 22, 1998 at 9:00 a.m., E.D.S.T., at the Holiday Inn, 1075 Holcomb Bridge Road, Roswell, Georgia 30076, for the purposes of considering and acting upon the following:

         (1) the election of two Class II Directors of the Company for terms ending with the 2001 Annual Meeting of Stockholders and until their successors are elected and qualified;

         (2) approval of the Scientific Games Holdings Corp. 1998 Employee Stock Purchase Plan;

         (3) ratification of the selection by the Company's Board of Directors of Ernst & Young LLP, independent auditors, to audit the accounts of the Company and its subsidiaries for 1998; and

         (4) the transaction of such other business as may properly come before the Meeting or any adjournment thereof.

     Only stockholders of record at the close of business on March 23, 1998 will be entitled to notice of and to vote at the Meeting or any adjournment thereof. The Meeting may be adjourned from time to time without notice other than by announcement. A list of stockholders entitled to vote at the Meeting will be available for inspection by any stockholder, for any purpose germane to the meeting, during ordinary business hours, during the ten days prior to the Meeting, at the offices of the Company, 1500 Bluegrass Lakes Parkway, Alpharetta, Georgia 30004.

                               By Order of the Board of Directors

                               /s/ C. Gray Bethea, Jr.

                               C. Gray Bethea, Jr.
                               Secretary
Alpharetta, Georgia
April 9, 1998

   IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING, REGARDLESS
    OF THE NUMBER OF SHARES YOU HOLD, IN ORDER THAT A QUORUM MAY BE ASSURED.
     WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING IN PERSON, PLEASE
      COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING
       RETURN ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED BY THE SENDER
        IF MAILED WITHIN THE UNITED STATES. IF YOU RECEIVE MORE THAN ONE
          PROXY BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES
               OR ADDRESSES, EACH SUCH PROXY SHOULD BE SIGNED AND
                RETURNED TO ASSURE THAT ALL OF YOUR SHARES WILL
                  BE VOTED. THE PROXY SHOULD BE SIGNED BY ALL
                       REGISTERED HOLDERS EXACTLY AS THE
                              STOCK IS REGISTERED.

                         SCIENTIFIC GAMES HOLDINGS CORP.
                          1500 BLUEGRASS LAKES PARKWAY
                            ALPHARETTA, GEORGIA 30004

                             ----------------------


                      PROXY STATEMENT, DATED APRIL 9, 1998,
                           FOR MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 22, 1998

                             ----------------------









                                  INTRODUCTION


VOTE BY PROXY

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of Scientific Games Holdings Corp., a Delaware corporation (the "Company"), from the holders of the common stock, par value $.001 per share, of the Company (the "Common Stock"), for use at the 1998 Annual Meeting of Stockholders to be held on Friday, May 22, 1998, at 9:00 a.m., E.D.S.T., and any adjournment thereof (the "Meeting"), for the purposes set forth in the accompanying Notice of Meeting and described in detail herein. This Proxy Statement, together with a form of proxy, is first being mailed to stockholders on or about April 9, 1998.

     All properly executed proxies in the form enclosed received in time for the Meeting will be voted according to their voting rights in accordance with the instructions contained thereon, and, if no choice is specified, proxies will be voted FOR the election of the two Class II Directors named herein; FOR approval of the Scientific Games Holdings Corp. 1998 Employee Stock Purchase Plan (the "ESPP"); and FOR ratification of the selection of Ernst & Young LLP as independent auditors for 1998.

     Any person giving a proxy pursuant to this Proxy Statement may revoke it at any time before it is exercised at the Meeting by filing with the Secretary of the Company, at the address of the Company stated above, a written notice of such revocation or a duly executed proxy bearing a later date. In addition, if a person executing a proxy is present at the Meeting, he or she may, but need not, revoke his or her proxy, by notice of such revocation to the Secretary of the Meeting, and vote his or her shares in person. Proxies, if in the form enclosed, duly signed and received in time for voting, and not revoked before they are voted, will be voted at the Meeting in accordance with the instructions specified therein.

COST OF PROXY SOLICITATION

     The cost of soliciting proxies will be borne by the Company.

     Proxies may be solicited by members of the Company's Board of Directors ("Directors"), officers and regular employees, without separate remuneration, in person or by telephone, facsimile transmission, telegram or mail. It is anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to beneficial owners of stock entitled to vote at the Meeting, and such persons will be reimbursed for out-of-pocket expenses incurred by them in connection therewith in accordance with the regulations of the Securities and Exchange Commission (the "SEC") and The New York Stock Exchange (the "NYSE") for sending proxies and proxy materials to the beneficial owners of shares of the Common Stock.

     In connection with the Meeting, the Company has retained Corporate Investor Communications, Inc. ("CIC"), 111 Commercial Road, Carlstadt, New Jersey 07072, to assist the Company in the distribution and solicitation of proxies. CIC's services may include the delivery of proxy materials to brokers, nominees, fiduciaries and other custodians of the Common Stock for distribution to the beneficial owners of such stock as well as the solicitation of proxies from such beneficial owners. The Company has agreed to pay CIC a solicitation fee in the approximate amount of $4,000 and to reimburse CIC for all printing, postage, freight and other delivery charges incurred by it in connection with its activities on behalf of the Company.

     The Annual Report of the Company for the year ended December 31, 1997, including financial statements (the "Annual Report"), is being mailed prior to or concurrently with this Proxy Statement to all stockholders of record as of March 23, 1998 (the "Record Date"), except for accounts where the stockholder has filed a written request to eliminate duplicate reports. In addition, the Company has provided brokers, dealers, banks, voting trustees and their nominees, at Company expense, with additional copies of the Annual Report so that such record holders could supply such material to beneficial owners as of the Record Date. Proxies furnished to employees who participate in the Company's employee stock ownership plans which are returned will be considered to be voting instructions to the trustee for each plan with respect to the shares credited to such accounts.


                      OUTSTANDING SHARES AND VOTING RIGHTS

     The Common Stock is the Company's only class of securities with general voting rights. Each share of issued and outstanding Common Stock (excluding shares held in treasury) is entitled to one vote on each matter properly coming before the Meeting. Only stockholders of record as of the close of business on the Record Date will be entitled to vote at the Meeting, and cumulation of votes is not permitted. Unless otherwise indicated, all information in this Proxy Statement, including information as of a specific historical date, gives retroactive effect to a 2 for 1 stock split effected March 13, 1995 in the form of a stock dividend payable to holders of record as of February 16, 1995. As of the Record Date, the Company had a total of 12,105,814 shares of Common Stock issued and outstanding. The Common Stock is listed for trading on the NYSE.

     Holders of a majority of the outstanding shares entitled to vote, if present in person or represented by proxy, will constitute a quorum at the Meeting. Under applicable Delaware law, abstentions and "broker-non-votes" (as described below) are counted for purposes of determining the existence of a quorum for the transaction of business. However, while the NYSE takes the position that abstentions are counted for purposes of determining the existence of a quorum, "broker non-votes" are not so counted under the rules of the NYSE.

     Under the rules of the NYSE, brokers who hold shares in street name have the authority to vote on certain routine matters on which they have not received instructions from beneficial owners. Brokers holding shares of Common Stock in street name who do not receive instructions are entitled to vote on the election of Directors and the ratification of the selection of auditors. However, brokers may not vote shares held for customers on approval of the ESPP without specific instructions from such customers. Under applicable Delaware law, "broker non-votes" on any such proposal (where a broker submits a proxy but does not have authority to vote a customer's shares on such proposal) will not be included in the vote totals on that proposal.

     The two Class II Directors to be elected at the Meeting will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Meeting and casting votes for the position on the Board which that nominee represents. With regard to the election of Directors, votes may be cast for or withheld from each nominee. Accordingly, under applicable Delaware law, abstentions and "broker non-votes" will have no effect on the outcome of the election of Directors. Under NYSE rules, assuming the presence of a quorum in accordance with the NYSE rules, abstentions and "broker non-votes" will likewise have no effect on the outcome of the election of Directors.

     In all matters other than the election of Directors, only the affirmative vote of the majority of those shares which are present in person or represented by proxy at the Meeting and entitled to vote thereon which are cast are required to approve a proposal for purposes of Delaware law. For such purpose, under applicable Delaware law, abstentions are counted for purposes of calculating shares entitled to vote but are not counted as shares voting and have no effect, and "broker non-votes" are not counted as shares eligible to vote and also have no effect. Accordingly, under applicable Delaware law, abstentions and "broker non-votes" will have no effect on approval of the ESPP or ratification of the selection of auditors. However, the NYSE has taken the position that affirmative votes must constitute at least a majority of the quorum (as determined under the NYSE rules) in order to approve matters other than the election of Directors. Accordingly, under NYSE rules, abstentions and "broker non-votes" will be treated as votes against the ESPP and ratification of the selection of auditors.

     The Company's Second Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") does not contemplate cumulative voting. Accordingly, the holders of a majority of the shares of Common Stock voting in an election of Directors can, if they choose to do so, elect one hundred percent (100%) of the class of Directors with respect to which such shares are entitled to vote.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of March 23, 1998, certain information concerning ownership of Common Stock by: (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each Director individually, (iii) the Company's Chief Executive Officer and each other Named Executive Officer (as defined) listed in the Summary Compensation Table and, for purposes of the following table, serving in such capacity as of March 23, 1998 and (iv) all Directors and executive officers of the Company as a group. The determinations of "beneficial ownership" of Common Stock are based upon Rule 13d-3 under the Exchange Act of 1934, as amended (the "Exchange Act"). Such rule provides that shares will be deemed "beneficially owned" where a person has, either solely or in conjunction with others, the power to vote or to direct the voting of shares and/or the power to dispose, or to direct the disposition of, shares or where a person has the right to acquire any such power within 60 days after the date such "beneficial ownership" is determined. Except as disclosed in the notes to the table, each person has sole voting and investment power with respect to the whole number of shares shown as beneficially owned by such person.

                                                                               AMOUNT OF               PERCENT
                                                                              BENEFICIAL           OF OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER OR IDENTITY OF GROUP                    OWNERSHIP(1)             SHARES(1)
---------------------------------------------------------                    ------------          --------------

Paul F. Balser(2)......................................................         43,400                    *
Mark E. Jennings(2)....................................................         18,400                    *
Frank S. Jones(3)......................................................          7,400                    *
Edith K. Manns(4)......................................................          8,400                    *
Dennis L. Whipple(5)...................................................          5,400                    *
William G. Malloy(6)...................................................        576,441                 4.76%
William F. Behm(7).....................................................        188,018                    *
Thomas F. Little(8)....................................................        105,360                    *
All Executive Officers and Directors as a group (22 persons)(9)........      1,402,235                11.58%
Franklin Resources, Inc. (10)..........................................        885,000                 7.31%
Merrill Lynch & Co Inc(11) ............................................      1,286,100                10.62%
Private Capital Management, Inc (12)...................................        757,600                 6.26%
State of Wisconsin Investment Board(13)................................      1,120,000                 9.25%

----------------------

   *   Less than 1%.

(1) Includes indicated shares issuable pursuant to options exercisable within 60 days.
(2) Includes 8,400 shares issuable pursuant to options exercisable within 60 days.
(3) Includes 5,400 shares issuable pursuant to options exercisable within 60 days.
(4) Includes 7,600 shares issuable pursuant to options exercisable within 60 days.
(5)  Comprised of options exercisable within 60 days.
(6) Includes 179,449 shares issuable pursuant to options exercisable within 60 days and 232 shares in the Company's 401(K) Plan allocated to the named officer.
(7) Includes 107,488 shares issuable pursuant to options exercisable within 60 days and 238 shares in the Company's 401(K) Plan allocated to the named officer.
(8) Includes 47,499 shares issuable pursuant to options exercisable within 60 days and 238 shares in the Company's 401(K) Plan allocated to the named officer.
(9) Includes 736,433 shares issuable pursuant to options exercisable within 60 days and 3,902 shares in the Company's 401(K) Plan allocated to the 22 executive officers.
(10) The following information is based on a Schedule 13G dated January 30, 1998. Franklin Resources, Inc. ("Franklin") reports its address as 777 Mariners Island Boulevard, San Mateo, California 94404. Franklin reports that it, along with Franklin Mutual Advisors, Inc. ("FMMA"), Charles B. Johnson, and Rupert H. Johnson, Jr., may be deemed to be, for purposes of Rule 13d-3 under the Exchange Act, the beneficial owner of all 885,000 shares. Franklin, FMMA, and Messrs. Charles and Rupert Johnson all disclaim beneficial ownership of the shares reported hereby. Franklin reports that FMMA has sole voting and dispositive power with respect to all 885,000 shares.
(11) The following information is based on a Schedule 13G/A dated January 29, 1998. Merrill Lynch & Co Inc ("Merrill") reports its address as World Financial Center, North Tower, 250 Vesey Street, World Financial Center North Tower, New York, New York 10281-1334. Merrill reports that voting and dispositive power with respect to all 1,286,100 shares is shared by Princeton Services, Inc. ("PSI") and Merrill Lynch Asset Management, L.P. ("MLAM"), and that Merrill Lynch Global Allocation Fund, Inc. (the "Fund") has shared voting and dispositive power with respect to 1,235,000 shares. PSI is a parent holding company of Merrill, and PSI is the general partner of MLAM, and the Fund is advised by MLAM. PSI disclaims beneficial ownership of all 1,286,100 shares. MLAM reports that it is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. The Fund reports that it is an investment company registered under
     Section 8 of the Investment Company Act of 1940.
(12) The following information is based on a Schedule 13G dated February 11, 1998. Private Capital Management, Inc. ("Private Capital") reports its address as 3003 Tamiami Trail N., Naples, Florida 34103. Private Capital reports beneficial ownership of all 757,600 shares and voting power with respect to none of the shares. Private Capital reports that it shares dispositive power with respect to all 757,600 shares with Bruce S. Sherman, as president of Private Capital, and that it exercises shared dispositive power with respect to the shares held by it on behalf of its clients. Private Capital reports that it is an Investment Adviser registered under
     Section 203 of the Investment Advisers Act of 1940. Mr. Sherman reports beneficial ownership of a total of 766,100 shares and shared dispositive power with respect to all 757,600 shares beneficially held by Private Capital. Mr. Sherman reports that he has sole power to vote or to direct the vote 8,500 of such shares. Mr. Sherman disclaims the existence of a group.
(13) The following information is based on a Schedule 13G dated January 26, 1998. The State of Wisconsin Investment Board (the "Wisconsin Investment Board") reports its address as 121 East Wilson Street, Madison, Wisconsin 53707. The Wisconsin Investment Board reports that it has sole voting and dispositive power with respect to all 1,120,000 shares. The Wisconsin Investment Board reports that it is a Wisconsin state agency that manages public pension funds subject to provisions comparable to the federal Employee Retirement Income Security Act of 1974, as amended, ("ERISA").

                                 AGENDA ITEM ONE

                         ELECTION OF CLASS II DIRECTORS


INFORMATION REGARDING DIRECTORS

     Directors serve until the Annual Meeting of Stockholders at which their term of office expires. In the case of a vacancy, the Board of Directors may elect another Director as a replacement or leave the vacancy unfilled. Decisions regarding the election of new Directors during the year are based upon such considerations as the size of the Board and the need to obtain fresh perspectives or to replace the particular skills or experience of former Directors. Recommendations for nominations to the Board are made by the Board's Nominating Committee, which is composed of William G. Malloy, the Company's President, Chief Executive Officer and Chairman of the Board of Directors, and Frank S. Jones, Paul F. Balser, Mark E. Jennings and Dennis L. Whipple, four of the Company's five independent, outside Directors. Although the Company's By-laws, as amended and restated (the "By-laws"), require advance notice be given to the Company and require that certain information be furnished for stockholder nominations for Directors, there is no formal procedure for stockholders' recommendations.

     Proxies received from holders of Common Stock will be voted for the election of the nominees named below as Class II Directors for a term expiring at the 2001 Annual Meeting of Stockholders, unless authority to do so is withheld. In the event either nominee is unable or declines to serve as a Director at the time of the Meeting, the persons named as proxies therein will have discretionary authority to vote the proxies for the election of such person or persons as may be nominated in substitution therefor by the present Board of Directors. Management knows of no current circumstances which would render any nominee named herein unable to accept nomination or election. The only seats on the Board expiring this year are the two Class II directorships. Mr. Jennings is an independent, outside Director of the Company, while Mr. Behm serves as one of the Company's senior officers, with the title of Executive Vice President. If both nominees are elected, two of the seven Directors will be executive officers of the Company and five will be independent, outside Directors.

GENERAL

     Article VI of the Certificate of Incorporation provides that the number of Directors shall be fixed from time to time by or pursuant to the By-laws, provided that the number of Directors may not be less than one. The Bylaws currently fix the number of Directors at not less than one or more than eight as determined from time to time by resolution of the Board of Directors. Current resolutions of the Board have fixed the number of Directors at seven. Such resolutions may be changed by the Board to increase or decrease the number of Directors, subject to compliance with procedures required for the removal of Directors. The Board of Directors is divided into three classes, with each class to be as nearly equal in number as possible, and the terms of members of such classes are staggered so that members of only one class are elected each year. At each Annual Meeting of Stockholders of the Company, the successors of the class of Directors whose terms expire at such Annual Meeting of Stockholders are to be elected for a term expiring at the Annual Meeting of Stockholders held in the third year following the year of their election.

     Biographical information concerning the Directors is set forth below:

NOMINEES FOR REELECTION AS CLASS II DIRECTORS

     William F. Behm, age 52, joined the predecessor to the Company in 1978 and was promoted to Executive Vice President in 1988 and was elected a Director in 1992. Mr. Behm has overall management responsibility for the Company's research and business development projects. In addition, he is responsible for all of the Company's product security issues. Prior to joining the Company, Mr. Behm was an aerospace engineer with McDonnell Douglas Corporation. Mr. Behm was instrumental in the development of the Company's former on-line lottery system, the invention of instant lottery bar codes, the development of the Company's Terra 2000(R) environmental instant ticket, and its new SciScan Technology(R). He is co-named as the inventor in several issued patents and pending patent applications and is a regular speaker at trade shows and conferences on the subject of technology in the lottery industry.

     Mark E. Jennings, age 35, has been a Director since 1991, and has been a Managing Partner of Generation Partners L.P. since August 1995. Generation Partners L.P. is the managing general partner of Generation Capital Partners L.P., an investment partnership. Prior to August 1995, he was a Partner of Centre Partners L.P., where he had been employed since 1987. Centre Partners L.P. is the managing general partner of Centre Capital Investors, L.P. ("CCI"), an investment firm that was a principal stockholder of the Company until a distribution by CCI to its general and limited partners of the Common Stock held by it in March 1994 in connection with a secondary offering of the Common Stock. From 1986 to 1987, Mr. Jennings was employed at Goldman, Sachs & Co. in its Corporate Finance Department. Mr. Jennings currently serves on the Boards of Directors of The Johnny Rockets Group, Inc., Jeepers!, Inc., Snyder Communications, Inc. and Muzak Limited Partnership.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE REELECTION OF MESSRS. BEHM AND JENNINGS AS CLASS II DIRECTORS.

CONTINUING DIRECTORS OF THE COMPANY

     Paul F. Balser, age 56, has been a Director since 1991, and has been a Managing Partner of Generation Partners L.P. since August 1995. Prior to August 1995, he was a Partner of Centre Partners L.P. from September 1986 to August 1995. From April 1982 to September 1986, Mr. Balser was a Managing Director and a member of the Board of Directors of J. Henry Schroder Corp., an investment banking firm. Mr. Balser currently serves on the Boards of Directors of Kansas City Southern Industries, Inc., The Carbide/Graphite Group, Inc., Jeepers!, Inc., Muzak Limited Partnership, New Wave Communications and LVI Environmental Services Inc. Mr. Balser's term of office as a director expires with the 1999 Annual Meeting of Stockholders.

     Dennis L. Whipple, age 54, has been a Director since December 1994. Mr. Whipple is President of ALLTEL Communications, Inc., a position he has held since June 1995. Prior to such time, he was President and Chief Executive Officer of Contel Cellular, Inc., a position he held from 1991 to 1995. Mr. Whipple served in various operational and staff capacities with GTE Corp. ("GTE") for nineteen years, ending his service with GTE as Corporate Vice President--Marketing and Business Development for GTE Mobile Communications. Mr. Whipple's term of office as a director expires with the 1999 Annual Meeting of Stockholders.

     William G. Malloy, age 51, has been President and Chief Executive Officer of the Company since 1991 and has held such positions with the Company's predecessor since 1990. Prior to becoming President and Chief Executive Officer, Mr. Malloy served as the Company's Vice President, Treasurer and Chief Financial Officer. Mr. Malloy was elected a Director and Chairman of the Board in 1991. Mr. Malloy has over twenty-three years of experience in the coin-operated amusement and gaming industry. Mr. Malloy's term of office as a director expires with the 1999 Annual Meeting of Stockholders.

     Frank S. Jones, age 69, has been a Director since September 1993. Mr. Jones served as the Ford Professor of Urban Affairs at the Massachusetts Institute of Technology from 1968 through 1992, when he became Ford Professor Emeritus. He is currently a director of Polaroid Corporation and Firearms Training Systems, Inc. Mr. Jones is also a member of the executive committees of The Partnership of Boston Massachusetts and currently is serving as Distinguished Leadership Professor at Morehouse College, Atlanta, Georgia. Mr. Jones's term of office as a director expires with the 2000 Annual Meeting of Stockholders.

     Edith K. Manns, age 61, has been a Director since November 1993 and currently is Associate Professor of Public Administration, School of Public Administration and Urban Studies, College of Public and Urban Affairs at Georgia State University. Dr. Manns has served over fifteen years on the faculty of Georgia State University, including a tenure from 1981 to 1991 as Associate Dean and Associate Professor of Public Administration, College of Public and Urban Affairs. Dr. Manns also serves on the Board of Directors of the Atlanta Audubon Society and as a member of the Advisory Committee of the Georgia Environmental Organization. Dr. Manns's term of office as a director expires with the 2000 Annual Meeting of Stockholders.


                        DIRECTORS' FEES AND COMPENSATION

     All Directors are reimbursed for expenses incurred in attending Board and committee meetings. Effective January 1, 1996 and subsequent to a study of its previous compensation arrangements for non-employee Directors, compensation for non-employee Directors is comprised of (i) an annual cash retainer of $20,000 payable in equal quarterly installments, (ii) options issued pursuant to the Company's Directors Stock Option Plan, as amended and restated ("DSOP") and
(iii) the option to tax-defer cash compensation pursuant to the Company's Directors Deferred Compensation Plan ("DDCP"). The DSOP provides for the grant to an eligible non-employee Director of options to purchase 6,000 shares of Common Stock (the "Initial Grant") generally upon the initial election of such non-employee Director to the Board and the grant of options to purchase an additional 3,000 shares annually thereafter to such Director subject to the provisions of the DSOP. Options are issuable under the DSOP at an exercise price equal to the fair market value of the Common Stock as of the option grant date and vest at a rate of twenty percent per year beginning with the first year's anniversary of the Initial Grant, and expire on the tenth anniversary of the grant date. Options are immediately exercisable upon vesting, subject to certain limitations imposed by the DSOP. The DDCP, which became effective in July 1996, allows all non-employee directors to make an annual election to defer all or any portion of their retainer, which amounts are to be held by a so-called "rabbi trust" and accounted for as assets of the Company.


                      MEETINGS AND COMMITTEES OF THE BOARD

     During 1997, the Board of Directors held six (6) regular meetings and no special meetings. All Directors attended at least seventy-five percent (75%) of the total number of meetings of the Board of Directors and any committee of the Board on which they served.


                            GOVERNANCE OF THE COMPANY

     In accordance with applicable Delaware state law, the business of the Company is managed under the direction of its Board of Directors.

     There are currently four standing committees of the Board of Directors. Committee memberships, the number of committee meetings held during 1997 and the functions of those committees are described below.

AUDIT COMMITTEE

     The current members of the Audit Committee are Dr. Edith K. Manns (Chairman), Frank S. Jones, Mark E. Jennings and Dennis L. Whipple.

     The Audit Committee consists of four Directors and represents the Board in discharging its responsibilities relating to the accounting, reporting and financial control practices of the Company and its subsidiaries. Such committee has general responsibility for reviewing with management the financial controls, accounting, and audit and reporting activities of the Company and its subsidiaries. The Audit Committee annually reviews the qualifications and objectivity of the Company's independent auditors, makes recommendations to the Board as to their selection, reviews the scope, fees and results of their audit, reviews their non-audit services and related fees, reviews their management comment letters and annually reviews the status of significant current and potential legal matters. Such committee is also empowered to conduct its own investigations into issues related to the aforementioned responsibilities and to retain independent counsel or outside experts for such purposes. During 1997, the Audit Committee held four (4) meetings.

COMPENSATION COMMITTEE

     The current members of the Compensation Committee are Paul F. Balser (Chairman), Mark E. Jennings, William G. Malloy and Dr. Edith K. Manns.

     The Compensation Committee consists of four Directors and oversees incentive compensation plans for officers and key employees, approves standards for setting compensation levels for Company executives and grants the specific awards made under the Company's executive incentive compensation plan. Such committee also approves the compensation of certain employees whose salaries are above specified levels set by the entire Board and makes recommendations to the Board as required. It also reviews senior management development programs and evaluates senior management's performance against the Company's business plans and budgets. Such committee is authorized to hire and regularly consult with independent compensation advisors.

     The Compensation Committee also represents the Board in discharging its responsibilities with respect to any employee pension, savings and benefit plans of the Company. It may appoint members of management, which need not be Directors, to serve on an employee benefits administration committee and a benefit plans investment committee, which are to be responsible, respectively, for the administration of the employee benefit plans of the Company and for the custody and management of assets of those plans that are funded. During 1997, the Compensation Committee held one (1) meeting.

STOCK OPTION COMMITTEE

     The current members of the Stock Option Committee are Frank S. Jones (Chairman), Paul F. Balser, Dr. Edith K. Manns and Dennis L. Whipple.

     The Stock Option Committee consists of four Directors. Such Committee or a subcommittee thereof is responsible for administering all of the Company's stock option plans. During 1997, the Stock Option Committee held two (2) meetings.

NOMINATING COMMITTEE

     The current members of the Nominating Committee are William G. Malloy (Chairman), Mark E. Jennings, Paul F. Balser, Frank S. Jones and Dennis L. Whipple.

     The Nominating Committee consists of five Directors and identifies and recommends candidates for election to the Board. It advises the Board on terms of tenure, retirement policy, compensation of Directors and issues involving potential conflicts of interest. Such committee also considers candidates recommended by stockholders. Any stockholder who wishes to recommend a candidate for election to the Board should submit such recommendation to the Secretary of the Company. The submission should include a statement of the candidate's business experience and other business affiliations and confirmation of the candidate's willingness to be considered as a nominee. During 1997, the Nominating Committee held one (1) meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Balser, Jennings, and Malloy and Dr. Manns served on the Compensation Committee for the year ended December 31, 1997. Mr. Malloy is the Company's Chief Executive Officer and President.

     In October 1991, CCI and certain executive officers of the Company purchased substantially all of the assets of the instant lottery ticket sales business, the instant ticket cooperative services business and the video lottery business of the predecessor to the Company in a leveraged buy-out transaction (the "Acquisition"). In connection with the Acquisition, the Company made loans totaling $446,000 to certain officers of the Company, including all of its original executive officers (such officers hereinafter the "Initial Management Stockholders"), that were used for the purchase of stock of the Company. Loans to finance stock purchases were made available because the Board of Directors believed these arrangements were necessary to obtain and retain the services of the Initial Management Stockholders. All such loans have since been repaid. Mr. Malloy's loan in the original principal amount of $141,000 was repaid as of January 31, 1998 together with accrued interest at the rate of 6 1/4% per annum. During 1997 and as of the date Mr. Malloy's loan was repaid, the outstanding principal amount of such loan was $70,500.


                          COMPENSATION COMMITTEE REPORT

     The Company's policy regarding compensation for its executive officers historically has been based on consideration of a variety of factors and the exercise of the collective judgment of the Board of Directors and, more recently, the Compensation Committee. The Company's Chief Executive Officer ("CEO"), William G. Malloy, has typically proposed to the Board the amount and type of compensation for such officers. Factors considered by the CEO and the Compensation Committee in making recommendations and decisions with regard to compensation may include their subjective perception of an individual officer's performance, revenue growth, pre-tax margins, earnings before interest, taxes, depreciation and amortization ("EBITDA"), earnings per share, return on average net assets, asset turnover, the nature of an officer's duties and responsibilities, the compensation paid to officers of companies competing with the Company (to the extent known) and a subjective assessment of the compensation the Company's officers could obtain in the market. While various components of the Company's performance may be considered in setting compensation, base salary has not been formally tied to pre-established, fixed objective measures of Company performance, nor has any objective ranking or weighting been attributed to specific measures of performance in setting base salary.

     The Company retained the services of compensation consultants in 1994 and 1995 to evaluate the Company's compensation policies and to advise the Compensation Committee with respect to revisions to the Company's compensation policies. In February 1996, the Compensation Committee completed its two-year review of the Company's compensation policies for senior management and made recommendations to the full Board concerning the long-term programs and policies necessary to attract and retain persons of stature and competence as executive officers of the Company. Based on the compensation studies, the Compensation Committee concluded that the Company's executive officers (including its Named Executive Officers) generally were somewhat under-compensated in terms of base salary and incentive cash compensation, and the percentage of compensation attributable to stock options was somewhat overweighted due to the rapid appreciation in the value of the underlying Common Stock. This assessment was somewhat subjective given the limited number of similar companies, including the Company's competitors, which are public companies. The group of executive officers identified in such study included the Company's current senior executive officers. As a result of such studies and review of the Company's compensation policies, the Compensation Committee and the Board revised the Company's compensation policies. The elements of the current compensation program were finalized in the latter portion of 1996. Such current compensation program includes (i) the Company's Key Employee Stock Option Plan (the "KESOP"); and (ii) an intermediate incentive compensation plan (the "IICP"). The KESOP was approved by the Company's stockholders at the 1996 Annual Meeting of Stockholders; stockholder approval was not required to implement the IICP or any other element of the current compensation program.

     The Board of Directors adopted the IICP in order to address the relative under-compensation of the Company's senior executive officers in terms of incentive cash compensation. Under the IICP, such executives are eligible for, and annual cash bonuses are earned based on, the Company's achievement of a specified financial performance goal based upon the compounded growth in the Company's earnings per share over rolling three-year periods beginning with the three-year period ending December 31, 1998. If the Company's actual results fall short of the performance goal specified during any three-year period, no amounts will be payable under the IICP for such three-year period; however, if the target is met or exceeded, executives will be eligible to receive a cash bonus payable over the following three years. To receive any payment under the IICP, an eligible executive must be an employee of the Company on the first business day of any year in which payments become payable. The total amount payable to executives will vary within a range, with a minimum amount specified for meeting the target and a maximum amount specified for exceeding the target by a specified percentage or more.

     To illustrate, for the three-year period ending December 31, 1998, if the Company's actual results fall short of its performance goal, no amounts will be payable under the IICP for the period ending December 31, 1998. If, however, the target is met, there will be a total payout to executives (which amount will be upwardly adjusted for the CEO's participation in the IICP) ranging from $800,000 to $1,600,000, depending upon the Company's actual earnings per share for the period. Amounts payable, if any, with respect to the period will be distributed to eligible executives in equal and consecutive installments over the ensuing three-year period, commencing in January 1999, with the remaining two payments payable in January 2000 and January 2001, respectively.

     In 1997, the Company generally compensated its executive officers for their services through a combination of base salary, incentive cash compensation and options to purchase Common Stock. As compared with previous years, the relative percentage of compensation paid in base salary and incentive cash compensation increased, while the relative percentage of compensation paid in the form of stock options decreased. In 1997, the Compensation Committee considered the same factors with respect to the compensation of the CEO as it considered with respect to senior executive officers as well as any other executive officers hired or promoted in 1997 or 1998. While there was no pre-established formula or other objective link between the level of Mr. Malloy's compensation and the performance of the Company, the Compensation Committee believes its judgment with respect to the level of payments made to Mr. Malloy for his services has been clearly appropriate in light of the Company's performance and achievement of its strategic goals under Mr. Malloy's leadership since the Acquisition.

     Although the Compensation Committee believes that the value of option-based compensation as a percent of total compensation historically has been somewhat overweighted as a component of total pay, the Compensation Committee also believes that directly linking the financial interests of management with that of the Company's stockholders is a vital element of any total compensation package. Accordingly, in 1996 the Compensation Committee recommended that the Stock Option Committee make annual awards of stock options to the Company's executive officers. Although the terms of the KESOP provide the Stock Option Committee with broad discretion in making awards, the Compensation Committee recommended that the Stock Option Committee make annual option awards to purchase Common Stock to the CEO at the level of 20,000 shares per year, and to the Company's other senior executive officers at the level of 10,000 shares per year. In 1997, based on the recommendation of the Company's management, the Compensation and Stock Option Committees approved the grant of options under the KESOP, with the CEO awarded options to purchase 20,000 shares of Common Stock and each of the Company's other senior executive officers awarded options to purchase 10,000 shares. In February 1998, based on the recommendation of the Company's management, the Compensation and Stock Option Committees approved the grant of options under the KESOP for 1998, with the CEO awarded options to purchase 20,000 shares of Common Stock and each of the Company's other senior executive officers awarded options to purchase 10,000 shares. Such options vest ratably over three years beginning with the first anniversary of the date of grant and have an exercise price equal to the Common Stock's fair market value on the option grant date. Executive officers hired or promoted in 1997 or 1998 participate in the KESOP as determined on an individual basis by the Compensation Committee.

     As one of the factors in its review of compensation matters, the Compensation Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. Some types of compensation payments and their deductibility depend upon the timing of an executive's vesting or exercise of previously granted rights. Further, interpretations and changes in the tax laws and other factors beyond the Compensation Committee's control also could affect the deductibility of compensation. Based on current compensation levels, the Company does not expect its ability to deduct executive compensation to be limited by operation of
Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended (the "Code"), in the foreseeable future. The KESOP was structured with the goal of complying with the requirements of Section 162(m), and the Compensation Committee believes stock options awarded thereunder should qualify as "performance-based" compensation exempt from limitations on deductibility under Section 162(m).

     The foregoing report has been furnished by members of the following committees:

         COMPENSATION COMMITTEE                      STOCK OPTION COMMITTEE

         Paul F. Balser                              Frank S. Jones
         Mark E. Jennings                            Paul F. Balser
         William G. Malloy                           Dr. Edith K. Manns
         Dr. Edith K. Manns                          Dennis L. Whipple

                                PERFORMANCE GRAPH

         The following graph compares the percentage change in the Company's cumulative total stockholder return on Common Stock with the cumulative total return, assuming reinvestment of dividends, of (i) the Standard & Poor's 500 Stock Index (the "S&P 500 Index") and (ii) a peer group index constructed by the Company (the "Peer Group Index").


                   COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
                   COMPANY, S&P 500 INDEX AND PEER GROUP INDEX

                                                    8/23/93      12/31/93     12/31/94      12/31/95     12/31/96      12/31/97
                                                    -------      --------     --------      --------     --------      --------
Company (1)..................................      $ 100.00      $ 162.50     $ 357.14      $ 539.29      $382.14      $289.29
S&P 500 Index ...............................      $ 100.00      $ 103.86     $ 105.23      $ 144.78      $178.02      $233.41
Peer Group Index (2) ........................      $ 100.00      $ 107.97     $  66.31      $  76.36      $ 94.43      $100.76

---------------
(1) The initial value of the Common Stock was calculated based on the IPO offering price of $7.00 per share (adjusted for the March 13, 1995 stock split).
(2) For all periods through December 31, 1995, the Company's self-constructed peer group is composed of Bally Gaming International, Inc. ("Bally"), GTECH Holdings Corp., and Powerhouse Technologies, Inc. (formerly known as Video Lottery Technologies, Inc. ("Powerhouse"). For December 31, 1996 and December 31, 1997, the Company's self-constructed peer group is composed of Alliance Gaming Corp. ("Alliance"), GTECH Holdings Corp., and Powerhouse. In June 1996, Alliance completed the acquisition of Bally, which is now a wholly-owned subsidiary of Alliance. The Peer Group Index has been weighted to account for the respective market capitalization of the subject companies.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table sets forth the compensation paid by the Company for the periods indicated to any individual serving as the Company's CEO during 1997 and to the four most highly compensated executive officers (other than the Chief Executive Officer) who earned more than $100,000 during 1997 ("Named Executive Officers"):

                                            SUMMARY COMPENSATION TABLE


                                                     ANNUAL COMPENSATION (1)       LONG TERM COMPENSATION
                                                ------------------------------    --------------------------
                                                                                  AWARDS
                                                                                  SECURITIES
                                                                                  UNDERLYING       ALL OTHER
                 NAME AND                                  SALARY       BONUS      OPTIONS        COMPENSATION
            PRINCIPAL POSITION                  YEAR      ($) (1)      ($) (2)       (#)            ($) (3)
            ------------------                  ----      -------      -------    -----------     ------------
William G. Malloy..........................     1997      188,160      461,840      20,000           3,166
     President and Chief Executive Officer      1996      181,268      438,822      20,000           3,000
                                                1995      172,636      400,000      60,000           3,000

WILLIAM F. BEHM............................     1997      185,769       46,165      10,000           3,166
     EXECUTIVE VICE PRESIDENT                   1996      183,401       48,504      10,000           3,000
                                                1995      151,919      150,000      30,000           3,000

JOHN KRIZ (4) .............................     1997      183,400       44,741      10,000           3,166
     VICE PRESIDENT - MANUFACTURING             1996      174,891       45,663      10,000           3,000
                                                1995      148,445      100,000      30,000           3,000

JAMES CULVER  (5)..........................     1997      208,190       59,333      10,000           3,166
     VICE PRESIDENT - SALES AND MARKETING       1996      168,550       45,457      10,000           3,000
                                                1995      143,063      120,000      30,000           2,978

THOMAS F. LITTLE ..........................     1997      203,554       59,480      10,000           3,166
     SENIOR VICE PRESIDENT                      1996      167,997       45,893      10,000           3,000
                                                1995      139,159      120,000      30,000           3,000


--------------------

(1) The amounts shown do not include indirect compensation, the value of which for each executive officer did not exceed the lesser of $50,000 or 10% of the aggregate compensation for such officer.
(2) Yearly bonus amounts exclude amounts paid as a bonus in the applicable year for services rendered in a prior year which may have been deferred at the election of the named officer and include amounts earned in such year which may have been deferred at the election of the named officer to a later year.
(3) These amounts constitute matching contributions to the Company's 401(k) plan, which in 1997 were at 33 1/3% of the maximum deductible contribution permitted to employees.
(4) Mr. Kriz resigned from the Company effective February 20, 1998. (5) Mr. Culver retired from the Company effective February 2, 1998.

DEFERRED COMPENSATION ARRANGEMENTS

     In October 1996, the Board of Directors established the Company's Management Deferred Compensation Plan ("MDCP") to provide deferred compensation for certain members of senior management, who are permitted to elect to defer up to 50% of their salary and up to 100% of their annual cash incentive bonus. Assets of the MDCP are to be held by a rabbi trust and are accounted for as assets of the Company.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     Effective January 1996, the Company established the Scientific Games Inc. Supplemental Executive Retirement Plan ("SERP"), and nine Company executives identified in the SERP became SERP participants. Under the SERP, the Compensation Committee is granted the authority to name additional participants to the SERP. All current

SERP participants are 100% vested in their benefits. SERP participants who retire at age 65 will generally receive benefits for 15 years following retirement in an amount equaling 53% of the participant's compensation during his or her final three calendar years of employment, subject to length of service. Benefit amounts may be reduced under the SERP in certain circumstances, based upon length of service for all participants and subject to vesting schedules for participants entering the SERP after January 1, 1996. To provide a funding source for the payment of SERP benefits, the Company owns whole-life insurance contracts on the SERP participants. These policies are to be placed in a rabbi trust that will hold the policies and death benefits as they are received.

EMPLOYMENT AGREEMENTS

     The Company has employment agreements, dated October 1, 1991, as amended to date, with two of its executive officers, Messrs. Behm and Little. Such employment agreements had original expiration dates of September 30, 1997, but have been extended to September 30, 2000. Under the employment agreements, annual base salaries for Messrs. Behm and Little initially were $132,000 and $121,000, respectively, subject to upward adjustment for inflation of not less than 5% per annum. Under the extension agreements, Mr. Little's annual base salary was increased to $212,500 effective as of March 31, 1997, and Mr. Behm's annual base salary was adjusted upward for inflation. Each of such agreements provides for the establishment of an executive automobile plan and an incentive compensation plan. The employment agreements also provide for payment of benefits in the event of death or permanent disability equal to six months of salary and contain a three year post-term prohibition on solicitation of the Company's customers and employees, a one year post-term non-compete covenant and confidentiality covenants unlimited as to term. The one year non-compete covenant may be extended for an additional year at the Company's option upon the making of payments to the affected executive equal to the prior year's salary. In the event of a termination by the Company other than for cause or other than in connection with a change in control, an affected executive would be entitled to a severance payment under such employment agreements of not less than the sum of one year's base salary plus the prior year's bonus and to his Company car and the continuance for one year thereafter of certain employee benefits. Mr. Malloy serves as the Company's CEO and President at the pleasure of the Board of Directors.

     The Company has entered into severance benefits agreements (the "Severance Benefits Agreements") with nine of its executive officers, including Mr. Malloy, pursuant to which the Company has agreed to pay severance benefits to such officers in the event of certain defined terminations of employment, including in the case of any severance (other than "for cause") after a change in control, which change in control is not approved by a majority of the Management Directors (defined as those directors of the Company who are also Initial Management Stockholders). A "change in control" is deemed to have occurred if any "person" or "group" of persons (as determined pursuant to Sections 13(d) and 14(d) of the Exchange Act and the rules and regulations promulgated thereunder), other than the Initial Management Stockholders, (i) becomes the beneficial owner, directly or indirectly, of voting securities of the Company, or securities convertible into, or exchangeable for, voting securities, representing more than 50% of the combined voting power of the Company's then outstanding securities or (ii) acquires the right or power to nominate and/or control, directly or indirectly, a majority of the members of the Board of Directors, without having first received the prior written consent of at least two-thirds (including the favorable vote of at least one Director who is an Initial Management Stockholder) of the members of the entire Board of Directors in office prior to any such person or group of persons acquiring such right or power. Such severance benefits would be paid in an amount, in addition to base salary owing and bonus prorated through the date of termination, equal to three years of the highest rate of base salary and highest bonus paid during the three-year period immediately preceding the date of termination or change in control, whichever was higher. In addition, upon any such change in control, all stock options of the affected officer would become vested and immediately exercisable and (i) the Company, in such event, would be obligated to lend to the officer for a three-year period at the then prevailing prime interest rate an amount equal to the exercise price of the options plus any taxes payable by such officer in respect of the exercise of such options and (ii) in the event of a termination (other than for defined cause) within two years after such change in control, the Company would be required to maintain for up to three years all life, medical and other insurance benefit plans (to the extent, after the COBRA period of 18 months, that the employee is insurable) in which the officer was entitled to participate prior to termination and to have assigned to him, to the extent assignable, any such policies at the end of such three-year period. Such agreements also require the Company to pay the reasonable legal fees and expenses, if any, incurred by the executive in the successful enforcement of any right or benefit provided under the Severance Benefits Agreement. In such agreements, each executive has committed to remain an employee of the Company notwithstanding any commencement of an exchange offer, proxy contest or other steps to effect a change in control of the Company until any such tender offer, proxy contest or other steps are abandoned or terminated or until a change in control is actually effected.

     The Company estimates the value of the compensation and benefits payable under the change in control provisions of the Severance Benefits Agreements, as of December 31, 1997, if such provisions were triggered by a change in control and termination of such officers, would have been $3,828,208 to Mr. Malloy, $2,588,513 to Mr. Behm, $1,292,988 to Mr. Culver, $2,045,324 to Mr. Kriz and
$1,791,855 to Mr. Little. Such change in control estimates are not reduced to present value and do not include any amount for the value of life, disability and medical insurance benefits or company car.

STOCK OPTION PLANS

     At the time of the Acquisition, the Company granted options to the Initial Management Stockholders pursuant to two separate option plans (such plans as amended and restated to date)--the First 1991 Management Stock Option Plan and the Second 1991 Management Stock Option Plan. Options to purchase an aggregate of 350,986 shares of Common Stock were issued pursuant to the First 1991 Management Stock Option Plan, and an aggregate of 702,084 options to purchase shares of Common Stock were issued pursuant to the Second 1991 Management Stock Option Plan. The exercise price for each share subject to the First 1991 Management Stock Option Plan and the Second 1991 Management Stock Option Plan is $1.46. In the third quarter of 1993, 108,950 options that had been granted to a former officer under the two plans were reallocated to two executive officers and to certain other employees at an exercise price of $1.46 per share.

     In July 1993, the Board of Directors adopted the Company's 1993 Management Stock Option Plan pursuant to which options to purchase up to 136,982 shares of Common Stock may be granted to officers and key employees of the Company. Options granted under such plan are at option prices established by the Stock Option Committee at not less than fair market value on the date of grant. Options for 136,982 shares were issued in August 1993 at an exercise price of $7.00 per share.

     In March 1994, the Board of Directors adopted the Company's 1994 Management Stock Option Plan pursuant to which options to purchase up to 300,000 shares of Common Stock may be granted to the Company's executive officers. Options granted under such plan are at option prices established by the Stock Option Committee at not less than the fair market value on the date of grant. Options for 300,000 shares were issued to nine executive officers in March 1994 at an exercise price of $12.00 per share.

     In March 1995, the Board of Directors adopted the Company's 1995/1996 Management Stock Option Plan pursuant to which options to purchase up to 300,000 shares of Common Stock may be granted to the Company's executive officers. Options granted under such plan are at option prices established by the Stock Option Committee at not less than the fair market value on the date of grant. Options for 300,000 shares were issued to nine executive officers in March 1995 at an exercise price of $19.75 per share.

     Effective May 1996, the Company adopted the 1996 Key Employee Stock Option Plan (the "KESOP") pursuant to which options to purchase up to 600,000 shares of Common Stock may be granted to the Company's executive officers, senior management and other key employees. Options granted under the KESOP are at option prices established by the Stock Option Committee at not less than the fair market value on the date of grant. Options for 100,000 shares were issued under the KESOP in May 1996 at an exercise price of $31.50 per share. Options for 110,000 shares were issued under the KESOP in 1997 at an exercise price of $20.375 per share, and options for 120,000 shares have been issued under the KESOP in 1998 at an exercise price of $21.875 per share.

     The exercise of the options granted pursuant to each option plan is subject to certain vesting requirements set forth in each option plan.

     The following table sets forth certain information concerning options, all of which are exercisable unless otherwise noted, which were granted in 1997 to the executive officers listed in the Summary Compensation Table.

                                         OPTION GRANTS IN LAST FISCAL YEAR
                                          INDIVIDUAL GRANTS                               POTENTIAL VALUE AT
                                ---------------------------------------------------      ASSUMED ANNUAL RATES
                                 NUMBER OF       % OF TOTAL                                 OF STOCK PRICE
                                SECURITIES         OPTIONS                                   APPRECIATION
                                UNDERLYING       GRANTED TO                                 FOR OPTION TERM
                                  OPTIONS         EMPLOYEES   EXERCISE                  -----------------------
                                  GRANTED         IN FISCAL     PRICE    EXPIRATION     0%    5%(3)     10%(3)
       NAME                         (#)             YEAR       ($/SH)    DATE(1)(2)     $       $         $
       ----                    -----------       -----------  ---------  ----------    ---  --------   --------
William G. Malloy............    20,000            18.2%       $20.375   04/17/07      $0   $162,376   $381,926
William F. Behm..............    10,000             9.1%       $20.375   04/17/07      $0     81,188    190,963
John J. Kriz.................    10,000             9.1%       $20.375   04/17/07      $0     81,188    190,963
James R. Culver..............    10,000             9.1%       $20.375   04/17/07      $0     81,188    190,963
Thomas F. Little.............    10,000             9.1%       $20.375   04/17/07      $0     81,188    190,963


(1) All listed options were granted under the KESOP with a ten year term and vest ratably over a three year period beginning with the first annual anniversary of the date of grant.
(2) Each option granted under the KESOP also becomes exercisable upon the occurrence of a defined recapitalization or change in control or upon the death or permanent disability of such officer. None of the options described above are "Incentive Stock Options" as defined in the Code.
(3) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall market conditions. There can be no assurance that the amounts reflected in these columns will be achieved or if achieved will exist at the time of any option exercise.

     The following table sets forth certain information concerning unexercised options held at December 31, 1997 by the executive officers listed in the Summary Compensation Table.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                                 NUMBER OF
                                                                                SECURITIES       VALUE OF UNEXERCISED IN-
                                                                            UNDERLYING OPTIONS     THE-MONEY OPTIONS AT
                                            SHARES                             AT FY-END(#)            FY-END(1)($)
                                          ACQUIRED ON         VALUE            EXERCISABLE/            EXERCISABLE/
                 NAME                     EXERCISE(#)      REALIZED($)         UNEXERCISABLE           UNEXERCISABLE
                 ----                     -----------      -----------         -------------           -------------
William G. Malloy. . . . . . . . . .          0                N/A            131,116/87,806        $1,401,971/852,037

WILLIAM F. BEHM. . . . . . . . . . .          0                N/A            125,956/43,540         1,654,399/231,295

JOHN J. KRIZ. .. . . . . . . . . . . .        0                N/A             93,306/39,438         1,040,928/154,196

JAMES R. CULVER. . . . .  . . . . . .         0                N/A             26,103/39,437          154,222/154,196

THOMAS F. LITTLE. . . . . . . . . . .         0                N/A             79,956/43,540          812,219/231,295

---------------

(1) Based on the closing price of the Common Stock as reported on the NYSE on December 31, 1997 of $20.25 per share.

                                 AGENDA ITEM TWO

                   APPROVAL OF SCIENTIFIC GAMES HOLDINGS CORP.
                        1998 EMPLOYEE STOCK PURCHASE PLAN


     The Company's stockholders are being asked to approve the adoption of the Scientific Games Holdings Corp. Employee Stock Purchase Plan, as amended and restated (the "ESPP"). The ESPP was initially adopted by the Board of Directors on November 20, 1997, and the amended and restated ESPP was adopted by the Board of Directors on February 5, 1998. The Board's approval of the ESPP was subject to stockholder approval at the Meeting.

     The Board of Directors believes that it is in the best interests of the Company's stockholders to adopt the ESPP to provide eligible employees of the Company and those eligible subsidiaries designated by the Board with an opportunity to purchase shares of Common Stock at a discount through voluntary, systematic payroll deductions, thereby acquiring an interest in the Company's future. The ESPP is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). An aggregate of 200,000 shares of Common Stock has been reserved for issuance under the ESPP.

     The terms and provisions of the ESPP are summarized below. This summary, however, does not purport to be a complete description of the ESPP. Copies of the actual plan document may be obtained by any stockholder upon written request to the Company's Secretary at the Company's principal offices in Alpharetta, Georgia. The ESPP is also an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

Administration

The Compensation Committee of the Board administers the ESPP and has full authority to adopt administrative rules and procedures and to interpret the provisions of the ESPP. All costs and expenses incurred in plan administration are paid by the Company without charge to participants.

Securities Subject to the ESPP

 A total of 200,000 shares of Common Stock has been reserved for issuance to Eligible Employees (as defined below) under the ESPP. Shares of Common Stock to be delivered upon exercise of Options (as defined below) under the ESPP may be either shares of authorized but unissued Common Stock or shares of reacquired Common Stock, as the Board of Directors may determine.

     If the outstanding stock of the Company changes because of a stock dividend, split-up, recapitalization, merger, consolidation, reorganization or other capital change, the aggregate number of shares available under the ESPP and other pertinent factors will be appropriately adjusted.

Option Periods

     During the term of the ESPP, offerings under the ESPP will begin on each July 1 and January 1 and extend for six months thereafter (an "Option Period"), except that the first Option Period will begin on the date specified by the Committee administering the ESPP and will extend through June 30, 1998. Eligible Employees may elect to participate in the ESPP during subscription periods designated by the Compensation Committee.

Eligibility and Participation

     Only employees who qualify as "Eligible Employees" on the first day of an Option Period may participate in that Option Period. In order to qualify as an Eligible Employee, an employee must have been employed by the

Company (or designated subsidiary of the Company) for at least one year, and his or her customary work schedule must be at least 20 hours per week. In addition, if an employee's participation in the ESPP would increase his or her ownership of Common Stock (as determined according to Code Section 424(d)) to 5% or more of the Company's combined voting stock, that employee will not be eligible to participate in the ESPP. Finally, the Board of Directors has the right in its discretion to exclude certain highly compensated employees from participation during any Option Period.

     February 6, 1998 was the first day of the initial Option Period under the ESPP. As of such date, a total of 558 employees, including 16 of the Company's executive officers, were Eligible Employees, and a total of 28 employees, including 3 of the Company's executive officers, had elected to participate in the ESPP for the initial Option Period, which will end on June 30, 1998.

     An Eligible Employee may elect to participate during any Option Period by executing and delivering a payroll deduction authorization, during the month preceding the beginning of such Option Period, to withhold automatically a percentage of such Eligible Employee's Compensation (as defined below) during the Option Period. The selected percentage must be at least 1%, and cannot exceed 15%, of the Eligible Employee's Compensation during such Option Period, but in no event may the Eligible Employee purchase shares of Common Stock under the ESPP in any calendar year with a value exceeding $25,000. Once an Eligible Employee becomes a participant for an Option Period, he or she will automatically remain a participant for succeeding Option Periods until he or she changes or revokes his or her payroll deduction authorization in writing or becomes ineligible to participate in the ESPP.

     During any Option Period in which an Eligible Employee has chosen to participate, the percentage he or she has elected will be deducted from his or her pay in installments beginning with the first day of the Option Period and ending on the last day of the Option Period, unless he or she sooner terminates participation in the ESPP or his employment is otherwise terminated. All amounts withheld according to a participant's payroll deduction authorization will be credited to an individual non-interest bearing withholding account reflecting the participant's payroll deductions during the Option Period.

     Under the ESPP, "Compensation" means a participant's total base wages, salary, bonuses and commission. In addition, if the Company receives, prior to the first day of any Option Period, an administrative ruling from the Internal Revenue Service to the effect that such amounts may be included without adversely affecting the treatment of the ESPP for federal income tax purposes, Compensation also will include, for such Option Period and succeeding Option Periods, and all calculations based upon the participant's compensation will take into account, any amount that would be included in the participant's taxable income but for the fact that it was contributed to a qualified plan pursuant to an elective deferral under Code Section 401(k) or contributed under a salary reduction agreement pursuant to Code Section 125 or deferred pursuant to a non-qualified deferred compensation plan, in each case, to the full extent permitted by law and applicable regulations, if any, for the period.

Purchase Price

     On the first day of any Option Period, each participant will as of that day be granted an option (an "Option") for that Option Period. The Option will be for the number of whole and fractional shares of Common Stock determined by dividing (i) an amount equal to 15% of the participant's Compensation for the two calendar quarters immediately preceding the first day of the Option Period by (ii) 90% of the fair market value of a share of Common Stock as of the first day of the Option Period. On the last day of an Option Period, all Eligible Employees who have participated in the ESPP for such Option Period will be deemed to have exercised, to the extent of their withholding during the Option Period and up to the amount of the Option granted for that Option Period, the Option granted to them for that Option Period. The purchase price of the Common Stock purchased will equal 90% of the lower of the fair market value per share of Common Stock on (i) the last business day of the Option Period or (ii) the first business day of the Option Period.

     Unless the Board of Directors determines otherwise in good faith, the Common Stock's fair market value on any given day will mean the last sale price of the Common Stock on that date as reported on the principal market on which the Common Stock is then traded. On March 23, 1998, the fair market value per share of Common Stock was $20.3125, the closing selling price per share on such date on the NYSE.

Payroll Deductions and Stock Purchases

     During each Option Period, each participant may authorize periodic payroll deductions in any multiple of 1% (up to a maximum of 15%) of his or her Compensation to be applied to purchase shares of Common Stock on the last day of such Option Period. Accordingly, on the last day of each Option Period (June 30 and December 31), the accumulated payroll deductions of each participant will automatically be applied to purchase whole and fractional shares of Common Stock at the purchase price then in effect.

Special Limitations

 The ESPP imposes certain limitations upon a participant's rights to acquire Common Stock, including the following limitations:

 - Purchase rights granted to a participant may not permit such individual to purchase more than $25,000 worth of Common Stock in any calendar year (valued on the first day of each Option Period).

 - With respect to each Option Period, no participant may purchase more than the number of shares of Common Stock calculable by dividing (i) an amount equal to 15% of the participant's Compensation for the two calendar quarters immediately preceding the first day of the Option Period by (ii) 90% of the fair market value of a share of Common Stock as of the first day of the Option Period.

Termination of Purchase Rights

     Any participant may withdraw from the ESPP at any time during any Option Period by delivering a written notice of his or her election to withdraw. The participant will cease to be a participant under the ESPP as of such date, and any and all payroll deductions that have accumulated for the participant during that Option Period will immediately be canceled and such payroll deductions will be returned to the participant in cash and without interest. Participants who terminate their participation under the ESPP during any Option Period may thereafter elect to participate in future Option Periods by providing the required notice but may not reelect to participate during any Option Period in which they have previously elected not to participate or to terminate their participation. If an Eligible Employee terminates his or her participation, then later elects to participate in a future Option Period by making a new election during the proper time period and is subject to Section 16 of the Exchange Act, that Eligible Employee may not again become a participant until at least six months have elapsed after the date he or she ceased to be a participant, unless the Committee deems otherwise.

     The participant's purchase right will immediately terminate upon his or her cessation of employment or loss of Eligible Employee status. Any payroll deductions which the participant may have made for the Option Period in which such cessation of employment or loss of eligibility occurs will be refunded, in cash and without interest, and will not be applied to the purchase of Common Stock. If an Eligible Employee dies while a participant in the ESPP, any outstanding Options will be canceled, and all payroll deductions credited to the participant's withholding account, along with shares of Common Stock held in his or her brokerage account under the ESPP, will be delivered to such deceased participant's estate as soon as practicable after the end of the current Option Period.

Stockholder Rights

 No participant will have any stockholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant's behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

Assignability

     No right to purchase shares under the ESPP may be sold, pledged, assigned or otherwise transferred. In addition, no participant may sell, pledge, assign or transfer any payroll deductions or cash payments credited to his or her account in any manner other than by will or by the laws of descent and distribution, and during each participant's lifetime, only he or she may exercise his or her Options. If any participant violates this rule, the Company will have the right to terminate his or her participation under the ESPP, and after the balance of his or her withholding account has been returned to him or her, all of his or her rights under the ESPP will terminate.

Pro-Ration of Shares

     If at any time during the term of the ESPP, the number of shares of Common Stock available under the ESPP is less than the number of shares desired to be purchased by participants, the Company will apportion the remaining shares among participants in whatever manner the Company determines, but generally pro rata. The Company will grant options only for the reduced number of shares, and payroll deductions for participants will be reduced accordingly without regard to otherwise applicable rules relating to minimum contributions under the ESPP. The Company will notify each participant of the reduction in writing.

Amendment and Termination

     The Company, acting through the Board of Directors, has the power to amend the ESPP at any time and for any reason. However, if any such amendment relates to either (i) an increase in the aggregate number of shares of Common Stock that may be issued under the ESPP (except for an increase necessitated by a stock dividend, split-up, recapitalization, merger, consolidation, reorganization, or other capital change) or (ii) the employees or class of employees eligible to participate in the ESPP, then the amendment will be ineffective unless the Company's stockholders approve the amendment within 12 months of its adoption.

     The ESPP will terminate automatically (i) when all of the stock reserved for purposes of the ESPP has been purchased or (ii) as of the conclusion of any Option Period, as specified by the Board of Directors.

Federal Tax Consequences

     The ESPP is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the ESPP or in the event the participant should die while still owning the purchased shares.

     If the participant sells or otherwise disposes of shares of Common Stock acquired under the ESPP within two (2) years after the first day of the Option Period in which such shares were acquired or less than one (1) year from the date the shares were transferred to the participant, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, in an amount equal to the ordinary income recognized by such participant. If the amount realized on the sale or disposition exceeds the value of the Common Stock as of the date of purchase, the participant will also recognize short-term or long-term capital gain in an amount equal to such excess, depending on how long the Common Stock was held.

     If the participant sells or disposes of the purchased shares more than two
(2) years after the first day of the Option Period in which the shares were acquired and one (1) year from the date the shares were transferred to the participant, then the participant will generally recognize long-term capital gain (or loss) equal to the difference between the amount realized on the sale or disposition and the participant's tax basis in the shares. However, if the Common Stock's fair market value on the first day of the Option Period exceeds the amount paid for such Common Stock, this gain will be treated as ordinary income to the extent of the lesser of (x) the excess of the Common Stock's fair market value on the first day of the applicable Option Period over its purchase price or (y) the excess of the fair market value of the Common Stock on its disposition date (or, if applicable, the date of the holder's death) over the Common Stock's purchase price. The Company will not be entitled to an income tax deduction with respect to any income recognized by the participant on such disposition.

     If the participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) 10% of the fair market value of the shares on his or her entry date into the offering period in which those shares were acquired will constitute ordinary income in the year of death.


     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" AGENDA ITEM TWO.

                                AGENDA ITEM THREE

                              SELECTION OF AUDITORS


     Ernst & Young LLP, independent auditors, were the auditors of the Company during the year ended December 31, 1997 and also have been selected by the Board of Directors to serve as auditors for the year ended December 31, 1998. The Board of Directors recommends to the stockholders their ratification of its selection of Ernst & Young LLP to audit the accounts of the Company and its subsidiaries for 1998. Accordingly, the following resolution will be offered at the stockholders' meeting:

         RESOLVED, that the appointment by the Board of Directors of Ernst & Young LLP, independent auditors, to audit the accounts of the Company and its subsidiaries for 1998 be, and hereby is, ratified and approved.

     In the event the stockholders fail to ratify the appointment, the Board of Directors will consider it a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year, if the Board feels that such change would be in the best interests of the Company and its stockholders.

     Ernst & Young LLP has served as the Company's independent auditors since 1991.

     A representative of Ernst & Young LLP is expected to be present at the Meeting, will have an opportunity to make a statement if he or she so desires to do so, and is expected to be available to respond to appropriate questions which stockholders might have.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" AGENDA ITEM THREE.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In connection with the Acquisition, the Company made loans totaling $446,000 to certain officers of the Company, including all of the Initial Management Stockholders, that were used for the purchase of stock of the Company. Loans to finance stock purchases were made available because the Board of Directors believed these arrangements were necessary to obtain and retain the services of the Initial Management Stockholders. All such loans have since been repaid. Mr. Malloy's loan in the original principal amount of $141,000 was repaid as of January 31, 1998 together with accrued interest at the rate of 6 1/4% per annum. During 1997 and as of the date Mr. Malloy's loan was repaid, the outstanding principal amount of such loan was $70,500.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Persons subject to these reporting requirements are also required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of copies of the SEC reporting forms furnished to the Company and representations from the Company's executive officers and directors, the Company believes that during 1997 all required
Section 16(a) reports were timely filed.

                                 AVAILABILITY OF
              ANNUAL REPORT TO STOCKHOLDERS AND REPORT ON FORM 10-K

     Copies of the Company's Annual Report for the year ended December 31, 1997, which includes certain financial information about the Company, are currently being mailed, together with this Proxy Statement, to the Company's stockholders. Additional copies of such Annual Report along with copies of the Company's Annual Report on Form 10-K for the year ended December 31, 1997 (the "Form 10-K"), as filed with the SEC (exclusive of exhibits and documents incorporated by reference), are available to stockholders who make written request therefor addressed to: The Company Secretary, Scientific Games Holdings Corp., 1500 Bluegrass Lakes Parkway, Alpharetta, Georgia 30004. Copies of the Form 10-K are available without charge. Copies of exhibits and basic documents filed with the Form 10-K or referenced therein will be furnished to stockholders upon written request and payment of the Company's expenses in furnishing such documents. Copies of the Form 10-K and other documents filed by the Company with the SEC may also be reviewed at the SEC's internet web site at www.sec.gov.

                                  OTHER MATTERS

     Management does not intend to present to the Meeting any business other than the items stated in the "Notice of Meeting of Stockholders" and does not know of any matters to be brought before the Meeting other than those referred to above. If, however, any other matters properly come before the Meeting, the persons designated as proxies will vote on each such matter in accordance with their best judgment.

     Whether or not you expect to be at the Meeting in person, please sign, date and return promptly the enclosed proxy. No postage is necessary if the proxy is mailed in the United States.


                              STOCKHOLDER PROPOSALS

     If the Proxy Statement relating to next year's annual meeting is released to the Company's security holders on the anniversary of the date on which this Proxy Statement and Form of Proxy are so released, any proposal to be presented at next year's annual meeting must be received at the principal executive offices of the Company not later than December 10, 1998. Any such proposals should be directed to the attention of the Secretary for consideration or inclusion in the Company's Proxy Statement and Form of Proxy relating to the next annual meeting. Any such proposals must comply in all respects with applicable SEC rules and regulations, and it is suggested that proponents of any proposals submit such proposals to the Company sufficiently in advance of the deadline by certified mail return receipt requested.

                                                                        APPENDIX

                        SCIENTIFIC GAMES HOLDINGS CORP.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               OF SCIENTIFIC GAMES HOLDINGS CORP. (THE "COMPANY")
                    IN CONNECTION WITH THE ANNUAL MEETING OF
                    STOCKHOLDERS TO BE HELD ON MAY 22, 1998

   The undersigned hereby appoints William G. Malloy and C. Gray Bethea, Jr. and each of them, with full power of substitution as proxies and attorneys-in-fact on behalf and in the name of the undersigned, to represent the undersigned at the 1998 Annual Meeting of Stockholders of Scientific Games Holdings Corp. to be held on May 22, 1998 at 9:00 a.m., E.D.S.T. at the Holiday Inn, 1075 Holcomb Bridge Road, Roswell, Georgia 30076 and at any adjournment thereof with respect to such business as may properly come before the meeting or any and all adjournments thereof and to vote all shares of stock which the undersigned would be entitled to vote if then and there personally present.
   The proxies appointed hereby are instructed to vote as indicated herein on the following proposals as more fully described in the Company's Notice of Meeting of Stockholders and Proxy Statement, each dated April 9, 1998, receipt of which is hereby acknowledged, and in their discretion on any other business which may properly come before the meeting or any adjournment thereof.
   The Company's Board of Directors recommends voting FOR the nominees specified in Agenda Item No. 1, FOR the proposal specified in Agenda Item 2, and FOR the proposal specified in Agenda Item No. 3, and the Proxy will be so voted unless otherwise specified.

                   Please vote by filling in the boxes below.

1.   To elect William F. Behm and Mark E. Jennings as Class II
     Directors of the Company for terms ending with the 2001
     Annual Meeting of Stockholders and until their successors
     are elected and qualified;
     [ ] FOR the two nominees (except as marked to the contrary    [ ] WITHHOLD authority to vote for the two nominees
     below)
     Instructions: To withhold authority to vote for either individual nominee, write that nominee's name in the space provided below:
-------------------------------------------------------------------------------------------------------------------------------
                                          (Continued and to be signed on the reverse)

                                                  (Continued from other side)
2.   To approve the Scientific Games Holdings Corp. 1998 Employee Stock Purchase Plan;
     [ ] FOR                      [ ] AGAINST                      [ ] ABSTAIN
3.   To ratify the selection by the Company's Board of Directors of Ernst & Young LLP, independent auditors, to audit the accounts of the Company and its subsidiaries for 1998;
     [ ] FOR                      [ ] AGAINST                      [ ] ABSTAIN

all as set forth in the Proxy Statement.

   Please mark, then date and sign this proxy, exactly as your name(s) appear hereon, and return this entire proxy card in the enclosed postage paid envelope. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, guardian or in any other fiduciary capacity, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

                                                 Dated:                   , 1998
                                                       -------------------

                                                  Signed:
                                                         -----------------------

                                                 -------------------------------

                                                 If you also expect to attend
                                                 the meeting, the Board of
                                                 Directors requests you check
                                                 the box below.

                                                 [ ] I/we plan to attend the
                                                 meeting.

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS INDICATED OR IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS FOR THE NOMINEES SPECIFIED IN AGENDA ITEM NO. 1, FOR THE PROPOSAL SPECIFIED IN AGENDA ITEM NO. 2, AND FOR THE PROPOSAL SPECIFIED IN AGENDA ITEM 3.